Filed Pursuant to Rule 424(b)(3)

 Registration No. 333-298531

Prospectus

ELONG POWER HOLDING LIMITED

Up to 2,583,496 Class A Ordinary Shares Issuable Upon Exercise of the Warrants

This prospectus is related to the resale, from time to time, by the selling shareholders identified in this prospectus (the “Selling Shareholders”), of up to an aggregate of 2,583,496 Class A ordinary shares, par value $0.0000001 per share (the “Class A Ordinary Shares”), of ELONG POWER HOLDING LIMITED (“ELPW”, the “Company”, “we”, “our”, “us”), issuable upon the exercise of (i) the warrants (the “May 2026 Common Warrants”) issued on May 18, 2026, pursuant to a certain securities purchase agreement dated May 15, 2026 and a registration statement on Form F-1 (File No. 333-295793), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2026 and became effective on May 14, 2026, (ii) the warrants (the “July 2026 Common Warrants”) issued on July 13, 2026, pursuant to a certain securities purchase agreement dated July 10, 2026 and a registration statement on Form F-1 (File No. 333-297290), which was initially filed with the SEC on July 7, 2026 and became effective on July 9, 2026, and (ii) the warrants (the “August 2026 Common Warrants”, collectively with the May 2026 Common Warrants and the July 2026 Common Warrants, the “Warrants”) issued on August 4, 2026, pursuant to a certain securities purchase agreement dated August 3, 2026 and a registration statement on Form F-1 (File No. 333-297612), which was initially filed with the SEC on July 22, 2026 and became effective on July 28, 2026. The Warrants are further described below under “Prospectus Summary – Recent Developments – The 2026 Registered Offerings” on page 6 of this prospectus.

This prospectus also covers any additional Class A Ordinary Shares that may become issuable upon any adjustment pursuant to the terms of the Warrants issued to the Selling Shareholders by reason of share splits, share dividends, share combinations, recapitalizations and other events described therein.

The Selling Shareholders are identified in the table commencing on page 40 of this prospectus. No Class A Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. See “Use of Proceeds.” Information regarding the Selling Shareholders, the amounts of Class A Ordinary Shares that may be sold by it, and the times and manner in which it may offer and sell the Class A Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholder” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the Selling Shareholders may offer the Class A Ordinary Shares for sale. The Selling Shareholders may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.0000001 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (200) votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ELPW”. On September 9, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.795.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

The securities being registered hereunder are those of the Cayman Islands holding company. We conduct our business through our subsidiary in China. You will not and may never have direct ownership in the operating entity based in China.

Unless otherwise stated, as used in this prospectus, the terms “Elong” “we,” “us,” “our Company,” and the “Company” refer to Elong Power Holding Limited, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands. Elong is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its subsidiary in China. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our securities should be aware that they do not directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in Elong, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC Subsidiary. Our securities offered in this offering are securities of our Cayman Islands holding company instead of shares of our subsidiary in China. See “Risk Factors” on page 27 in this prospectus and in our 2025 Annual Report on Form 20-F (the “2025 Annual Report”), filed with the SEC on April 20, 2026 and incorporated by reference, for more information.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” in our 2025 Annual Report, and on page 27 of this prospectus.

Because our operations are located in the PRC through our PRC Subsidiary, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustments could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For more details, see “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report and “Risk Factors- Risks Related to Elong’s Securities,” beginning on page 27 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our securities.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. We are not operating in an industry that prohibits or limits foreign investment. As of the date of this prospectus, according to our PRC counsel, Beijing New Bridge Law Firm, although we are required under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”) to complete the filing procedure with the China Securities Regulatory Commission (the “CSRC”) in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details, see “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Quickly evolving rules and regulations in China, as well as differences in enforcement due to complex cases, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”), which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Overseas Listing Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Overseas Listing Trial Measures also lay out requirements for the reporting of material events. Breaches of the Overseas Listing Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Overseas Listing Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. For more details, see “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

As confirmed by our PRC counsel, Beijing New Bridge Law Firm, we will not be subject to cybersecurity review with the CAC, after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. For more details, see “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

According to the Circular of the State Council on Further Strengthening the Administration of Share Issuance and Listing Abroad (the “Circular”), since the date of effectiveness of the Overseas Listing Trial Measures on March 31, 2023, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. For more details, see “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

As of the date of this prospectus, according to our PRC counsel, Beijing New Bridge Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiary to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any regulation by PRC government based on the objective of optimizing the market.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its subsidiary engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On March 24, 2021, the U.S. Securities and Exchange Commission (the “SEC”) adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act (the “HFCAA”). An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”), which was enacted on December 29, 2022, amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to Public Company Accounting Oversight Board (the “PCAOB”) inspections for two consecutive years instead of three consecutive years, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed a prospectus with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Enrome LLP, the independent registered public account firm that issued the audit reports for the fiscal years ended December 31, 2025, 2024, and 2023 included elsewhere in this prospectus, serves as auditor of companies that are traded publicly in the United States and firms registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. Enrome LLP is headquartered in Singapore, and the PCAOB performed an onsite inspection in April 2025; however, Enrome LLP is still awaiting the results of the inspection as of the date of this prospectus. While Enrome LLP is based in Singapore, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely Enrome LLP because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Enrome LLP is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Elong is a holding company with no operations of its own. We conduct our operations in the PRC primarily through our subsidiary established in the PRC. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter Elong, Elong is permitted under the Cayman laws to provide funding to our subsidiary in the PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiary in Hong Kong is permitted under Hong Kong laws to provide funding to our subsidiary in the PRC.

Subject to the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) and our memorandum and articles of association, subject to any rights and restrictions for the time being attached to any shares, our board of directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of our funds lawfully available therefor. Subject to any rights and restrictions for the time being attached to any shares, we by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Withholding tax regarding dividends is exempted in Hong Kong.

Elong has no plans to declare cash dividends in the near term, but as a holding company, Elong may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. As of the date of this prospectus, Elong and its subsidiaries have established a unified cash management policy that governs the purpose, amount and procedure of cash transfers among all group entities. The ability of its subsidiaries to pay dividends to Elong, however, is subject to the debt they incur on their own behalf and/or laws and regulations applicable to them. The statutory reserve fund requires that annual appropriations of 10% of net after-tax income should be set aside prior to payment of any dividends, until the aggregate amount of such fund reaches 50% of their registered capital. In addition, the PRC EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. As of the date of this prospectus, Elong has not declared or paid any dividends or distributions on equity to its shareholders.

Elong may make loans and additional capital contribution to its subsidiaries or branches, subject to certain requirements under the PRC laws. Elong has no plans to declare cash dividends in the near term, but as a holding company. In addition, the PRC Subsidiary generate their revenue primarily in Renminbi, and cash transfers from the PRC Subsidiary to their parent companies outside of PRC are subject to requirements under foreign exchange regulations. As a result, the funds and assets may not be available to fund operations or for other use outside of PRC due to failure to comply with such regulations in or the imposition of restrictions and limitations on the ability of Elong or its subsidiaries by the PRC government to transfer cash or assets. For more details, see “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Subject to the applicable laws and regulations, cash may be transferred within the group in the following manner: (1) Elong may transfer funds to its subsidiaries, including the PRC Subsidiary, by way of capital contributions, inter-group advances or loans; (2) Elong’s subsidiaries, including the PRC Subsidiary, may make dividends or other distributions to Elong.

In addition, each of our PRC Subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC Subsidiary to the Hong Kong subsidiary are subject to PRC taxes, including business taxes and a value-added tax (the “VAT”). Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Elong to Elong Power HK, Elong Power International and TMT, or from Elong Power HK, Elong Power International and TMT to Elong. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To ensure foreign exchange market and exchange rate stability, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital optimization measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital supervision and our PRC Subsidiary’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes supervision on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our any of our PRC Subsidiary incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

During the period from January 1, 2026 to the date of this prospectus and fiscal years ended December 31, 2025, 2024, and 2023, we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 24 for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September [*], 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell the Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

Unless otherwise stated in this prospectus or the context otherwise requires:

●	“2025 Annual Report”, means the 2025 Annual Report on 20-F filed by the Company on April 20, 2026;

●	“Elong BVI”, means “Elong Power Holding Co., Ltd.”, a limited company formed under the laws of the British Virgin Islands and a wholly-owned subsidiary of Elong;

●	“Elong HK Holding”, means “Elong Power (Hong Kong) Holding Limited”, a Hong Kong limited company formed under the laws of Hong Kong and a wholly-owned subsidiary of Elong Power BVI;

●	“Elong Beijing”, means “Elong Power (Beijing) Co., Ltd.”, a PRC limited company formed under the laws of the PRC and a wholly-owned subsidiary of Elong Power HK Holding;

●	“TMT”, means “TMT Acquisition Corp”, a Cayman Islands company limited by shares and a wholly-owned subsidiary of Elong.

●	“Business Combination”, means the transactions contemplated by the Business Combination Agreement dated February 29, 2024, including the merger of Elong Power Inc. with and into TMT, in accordance with the Cayman Companies Act, following which the separate corporate existence of Elong Power Inc. ceased and TMT continues as the surviving company and a wholly-owned subsidiary of Elong;

●	“Cayman”, means the Cayman Islands;

ii

●	“China” or the “PRC”, means the People’s Republic of China, in which the Hong Kong Special Administrative Region of the PRC and the Macau Special Administrative Region of the PRC are included;

●	“Class A Ordinary Shares” means the class A ordinary shares of Elong, par value of US$0.0000001 per share;

●	“Class B Ordinary Shares” means the class B ordinary shares of Elong, par value of US$0.0000001 per share;

●	“Elong’s M&A” means the seventh amended and restated memorandum and articles of association of Elong adopted by a Special Resolution passed at the extraordinary general meeting of shareholders of the Company held on 27 August 2026;

●	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

●	“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares of Elong, par value US$0.0000001 per share;

●	“PRC laws and regulations” refers to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong and Macao Special Administrative Regions of the People’s Republic of China, and the relevant regulations of Taiwan region;

●	“PRC Subsidiary” means Elong Beijing;

●	“RMB” or “Renminbi” refers to the legal currency of mainland China;

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States; and

●	“we,” “us,” “our company,” “Company,” “our” and “Elong” refer to Elong Power Holding Limited, a Cayman Islands company limited by shares.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The consolidated balance sheets balances, with the exception of equity at December 31, 2025 and 2024, were translated at RMB6.9931 and RMB7.2993 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to the consolidated income statements and cash flows for the years ended December 31, 2025 and 2024 were RMB7.1875 and RMB7.1957 to $1.00, respectively.

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors” before deciding whether to buy our securities.

Overview

Elong is an exempted company with limited liability incorporated under the laws of the Cayman Islands. We carry out our business in China primarily through our PRC Subsidiary.

Through our operating subsidiary, we are committed to the research and development, sales and service of energy storage systems. Our core competitiveness lies in our R&D strength, technical iteration and system integration capabilities. We focus on selecting OEM partners with advanced AI-driven energy storage solutions and integrating high-precision battery management system (“BMS”) technologies into our product portfolio, thus allowing us to deliver reliable, high-performance products to our customers. Our solutions are designed to meet the needs of high-value energy storage applications, primarily targeting overseas residential storage, overseas commercial and industrial (“C&I”) storage, and China’s grid-side energy storage markets.

Investors in our securities should be aware that they may never directly hold equity interests in the PRC operating entities, but rather purchasing equity solely in Elong, our Cayman holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Corporate Structure and History

Our equity structure is a direct holding structure. Below is a chart illustrating our corporate structure:

Subsidiaries	Place of incorporation	Date of incorporation	Percentage of ownership	Principal activities
Elong Power Holding Co., Limited (“Elong BVI”)	BVI	October 15, 2024	100%	Investment holding
Elong Power (Hong Kong) Holding Limited (“Elong HK Holding”)	Hong Kong	October 29, 2024	100%	Investment holding
Elong Power (Beijing) Co., Ltd. (“Elong Beijing”)	Beijing, PRC	April 26, 2024	100%	Operations, sales and R&D

1

The Business Combination with TMT

References to share and per share data of described in this Section titled “The Business Combination with TMT” have not been adjusted to give effect to the Share Consolidations.

On November 21, 2024 (the “Closing Date”), Elong, TMT, and Elong Power Inc., a Cayman Islands exempted company and formerly a wholly-owned subsidiary of Elong (“Merger Sub”), consummated a business combination (the “Business Combination”) pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated February 29, 2024 (the “Business Combination Agreement”). The Business Combination was accomplished by way of the following transaction steps:

●	At the closing of the Business Combination (the “Closing”), Merger Sub merged with and into TMT (the “Merger”), with TMT continuing as the surviving entity and becoming a wholly owned subsidiary of Elong. At the effective time of the Merger (the “Effective Time”), (i) each ordinary share of TMT, par value $0.00001 per share (“TMT Ordinary Share”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than TMT Excluded Shares and TMT Dissenting Shares (as each is defined below)) converted into one Class A ordinary share of Elong, par value $0.00001 per share (“Elong Class A Ordinary Share”), (ii) each right of TMT (“TMT Right”) issued and outstanding immediately prior to the Effective Time automatically converted in accordance with its terms into 2/10 of one TMT Ordinary Share, and then further converted into 2/10 of one Elong Class A Ordinary Share, and (iii) each unit of TMT, consisting of one TMT Ordinary Share and one TMT Right (“TMT Unit”), issued and outstanding immediately prior to the Effective Time automatically and mandatorily separated into its component parts and the TMT Ordinary Shares and TMT Rights included within such TMT Units automatically converted into Elong Class A Ordinary Shares as described above.

●	Prior to the Closing, Elong effectuated a share surrender (with an effect identical to that of a reverse share split) of the Elong Class A Ordinary Shares and Class B ordinary shares of Elong, par value $0.00001 per share (“Elong Class B Ordinary Shares” and collectively with the Elong Class A Ordinary Shares the “Elong Ordinary Shares”), such that, immediately thereafter, Elong had 45,000,000 Elong Ordinary Shares, consisting of 39,222,563 Elong Class A Ordinary Shares and 5,777,437 Elong Class B ordinary share of Elong, par value $0.00001 per share (“Elong Class B Ordinary Share”), issued and outstanding. All of the Elong Class B Ordinary Shares are held by GRACEDAN CO., LIMITED (the “Supporting Shareholder”). Because each Elong Class B Ordinary Share entitled the holder thereof to 50 votes on all matters subject to vote at general meetings of Elong at the time of the Closing, the Supporting Shareholder held a majority of the total voting power of Elong following the Closing, as described herein.

●	Concurrently with the Closing, Elong consummated the PIPE Financing (as defined below), pursuant to a subscription agreement entered into by Elong and an accredited investor (the “PIPE Investor”) prior to the Closing, which provided for the purchase by the PIPE Investor of $7,000,000 in Elong Class A Ordinary Shares (the “PIPE Financing”). The PIPE Investor, together with 2TM Holding LP, a Delaware limited partnership and sponsor of TMT (the “Sponsor”), and the representative of the underwriters of TMT’s initial public offering (the “Representative”), also entered into the Amended and Restated Registration Rights Agreement with Elong, pursuant to which the Sponsor, the Representative and the PIPE Investors have customary registration rights, including three sets of demand rights and piggy-back rights, with respect to the shares of Elong Class A Ordinary Shares held by such parties following the consummation of the Business Combination.

●	At the Closing, the Supporting Shareholder deposited 300,000 Elong Class B Ordinary Shares (the “Indemnification Shares”) with Continental as escrow agent (the “Escrow Agent”), which shall be held in escrow as security for the Supporting Shareholder’s indemnification obligations on behalf of Elong and be subject to surrender and forfeiture under the terms of Business Combination Agreement and the escrow agreement entered into and effective as of the Closing with the Escrow Agent (the “Indemnification Escrow Agreement”).

●	After the Closing, the Supporting Shareholder will be entitled to receive up to 9,000,000 Elong Class A Ordinary Shares (the “Earnout Shares”) solely upon the achievement of certain financial targets during the fiscal years ended December 31, 2024 and 2025 or upon the completion by Elong of certain change in control transactions, in each case in accordance with the terms of the Business Combination Agreement and the escrow agreement entered into and effective as of the Closing with the Escrow Agent covering the treatment and release of the Earnout Shares (the “Earnout Escrow Agreement”).

As a result of the Business Combination, TMT became a wholly owned subsidiary of Elong, the security holders of TMT immediately prior to the Effective Time became security holders of Elong, and Elong became a public company listed on the Nasdaq Capital Market.

2

Recent Developments

Energy Storage Equipment Sales Agreement

In May 2024, a subsidiary of Elong Power entered into an energy storage equipment sales agreement with Nengjian Henan Urban Construction Engineering Co., Ltd., with a total contract amount of RMB480,000,000 (approximately USD67.6 million), inclusive of tax. The project was originally expected to be delivered in 2025 but was postponed due to the customer’s pending government approvals. As of December 31, 2025, based on ongoing coordination with the customer, delivery is now expected to commence in June 2026. The Company will continue to monitor the progress of the government approval process to ensure smooth execution of the project.

Battery Pack Sales Agreement

In June 2024, a subsidiary of Elong entered into an energy storage equipment sales agreement with Beijing Xinyuanhengyuan Technology Development Co., Ltd., with an aggregate contract value of approximately RMB 80.5 million ($11.3 million) including tax. During 2025, the Company successfully completed the prototype qualification process with the customer. This milestone confirms the product specifications and paves the way for subsequent procurement orders under the agreement.

Regain Compliance with Nasdaq Listing Rule 5250(c)(1)

On July 9, 2025 the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that, because the Company had not yet filed its annual report on Form 20-F for the fiscal year ended December 31, 2024, the Company did not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.

The Company filed the annual report on Form 20-F for the fiscal year ended December 31, 2024 on September 22, 2025.

On September 23, 2025, the Company received a letter from Nasdaq notifying the Company that, based on the September 22, 2025 filing of the Form 20-F, Nasdaq has determined that the Company complies with the Rule. Accordingly, the matter has been closed.

Increase of Share Capital

References to share and per share data of described in this subsection have not been adjusted to give effect to the December 2025 Share Consolidation, March 2026 Share Consolidation or the August 2026 Share Consolidation as described below.

At the annual general meeting of shareholders of the Company held on November 24, 2025, the shareholders approved that the Company’s authorized share capital be increased from US$50,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.00001 each, comprising 4,000,000,000 class A ordinary shares of a par value of US$0.00001 each and 1,000,000,000 class B ordinary shares of a par value of US$0.00001 each, to US$25,000,000 divided into 2,500,000,000,000 ordinary shares of a par value of US$0.00001 each, comprising 2,000,000,000,000 class A ordinary shares of a par value of US$0.00001 each and 500,000,000,000 class B ordinary shares of a par value of US$0.00001 each, by the creation of additional 1,996,000,000,000 Class A Ordinary Shares and 499,000,000,000 Class B Ordinary Shares.

It was further approved and authorized, among others, that

(i)	(A) one or more share consolidations of the Company’s issued and unissued Class A ordinary shares and Class B ordinary shares at a ratio of not less than two (2)-for-one (1) and not more than five-hundred (500)-for-one (1) aggregately, with the exact ratio to be set at a whole number within the aforementioned range and the exact date to be determined by the board of directors of the Company in its sole discretion within two years after the date of November 24, 2025 provided that the aggregate ratio shall not exceed five-hundred (500)-for-one (1) and that no fractional share shall arise from the share consolidations, and (B) any fractional shares resulting from the share consolidations be rounded up to the nearest whole Class A ordinary shares or and Class B ordinary shares ;

(ii)	the Board do all other such acts and things as the Board considers necessary or desirable for the purposes of the share consolidations, including determining the consolidation range and the exact date of the share consolidations and instructing the registered office provider or transfer agent of the Company to complete the necessary corporate record(s) and filing(s) to reflect the share consolidations; and

(iii)	the second amended and restated memorandum and articles of association of the Company be amended and restated by their deletion in their entirety and the substitution in their place with the third amended and restated memorandum and articles of association to reflect the share capital increase and the share consolidations, with effect from the effective date of the share capital increase and the share consolidations.

3

The December 2025 Share Consolidation

References to share and per share data of described in this subsection have not been adjusted to give effect to the March 2026 Share Consolidation or the August 2026 Share Consolidation as described below

According to the unanimous written resolutions of the Board passed on December 2, 2025, the share consolidation at the ratio of sixteen (16)-for-one (1) and the rounding up of any fractional shares resulting from the share consolidation to the nearest whole ordinary share to be effective on December 2, 2025 (the “December 2025 Share Consolidation”) were approved and took effect on December 2, 2025.

Upon the opening of the market on December 26, 2025, the Company’s Class A ordinary shares of a par value of US$0.00016 each began trading on the Nasdaq Capital Market on a post-December 2025 Share Consolidation basis under the current symbol “ELPW”. The new CUSIP number following the December 2025 Share Consolidation is G3016G111.

The December 2025 Share Consolidation reduced the number of outstanding shares of the Company from approximately 61.3 million class A ordinary shares of a par value of US$0.00001 each and approximately 5.8 million class B ordinary shares of a par value of US$0.00001 each to approximately 3.8 million class A ordinary shares of a par value of US$0.00016 each and approximately 0.4 million Class B ordinary shares of a par value of US$0.00016 each, respectively. Every sixteen (16) outstanding class A ordinary shares or class B ordinary shares were combined into and automatically become one post- December 2025 Share Consolidation Class A Ordinary Share or Class B Ordinary Share, respectively. No fractional shares were issued in connection with the December 2025 Share Consolidation. Instead, the Company issued one full post- December 2025 Share Consolidation Class A Ordinary Share or Class B Ordinary Share, as applicable, to any shareholder who would have been entitled to receive a fractional share as a result of the process. The par value of the Class A Ordinary Shares and Class B Ordinary Shares was increased in proportion to the ratio of the December 2025 Share Consolidation to $0.00016 per share and the number of authorized ordinary shares was reduced in proportion to the ratio of the December 2025 Share Consolidation to 125,000,000,000 Class A Ordinary Shares of a par value of US$0.00016 each and 31,250,000,000 Class B Ordinary Shares of a par value of US$0.00016 each.

In connection with the December 2025 Share Consolidation, the Company amended and restated its memorandum and articles of association to reflect the adjustment of the number of authorized ordinary shares and the par value, which became effective on December 2, 2025.

Unless specified otherwise, all references in this prospectus to share and per share data have been adjusted, including historical data which has been retroactively adjusted, to give effect to the Share Consolidations.

Regain Compliance with Nasdaq Bid Price Requirement

On October 3, 2025, Elong received notification from Nasdaq notifying the Company that it is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1), because the closing bid price of the Company’s Class A Ordinary Shares was below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the Notification Date, until April 1, 2026, to regain compliance with the minimum bid price requirement.

On January 12, 2026, the Company received a letter from Nasdaq notifying the Company that, the Staff has determined that for the last 10 consecutive business days, from December 26, 2025 to January 9, 2026, the closing bid price of the Company’s Ordinary Shares has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5450(a)(1), and this matter has been closed.

4

The 2026 Underwritten Offerings

References to share and per share data of described in section have not been adjusted to give effect to the March 2026 Share Consolidation or the August 2026 Share Consolidation as described below.

Registered Offering Completed on February 3, 2026

On February 2, 2026, we entered into an underwriting agreement with Maxim Group LLC (“Maxim”), pursuant to which the Company agreed to sell to Maxim and Maxim agreed to purchase from the Company, on a firm commitment basis, 2,400,000 units, each consisting of one Class A ordinary share of the Company, par value $0.00016 per share, and one warrant to purchase one Class A ordinary share, at an offering price of $3.16 per unit, for aggregate gross proceeds to the Company of approximately $7.6 million, before deducting underwriting discount, expenses and other estimated expenses payable by the Company.

Each warrant is exercisable immediately on the date of issuance at an initial exercise price of US$3.16 per share and will expire three (3) years from the date of issuance. The warrants contain certain reset mechanism and upon each reset to the exercise price for the warrants, the number of issuable warrant shares will be proportionately increased so that the aggregate exercise price of the warrants will remain the same. The warrants also provide for a zero exercise price option, in which the holder will receive two (2) Class A ordinary shares from each warrant that would originally exercisable for one Class A ordinary share, without payment of additional consideration.

Maxim was also granted an option to purchase up to 360,000 additional Class A ordinary shares and/or 360,000 additional warrants to cover any over-allotment. On February 2, 2026, Maxim Group LLC partially exercised the over-allotment option with respect to 242,270 warrants.

The offering and the partial exercise of the over-allotment option closed on February 3, 2026. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

As of the date of this prospectus, all of the warrants sold in this offering were fully exercised and Elong issued an aggregated of 7,310,518 Class A ordinary shares.

The securities in the offering were offered pursuant to the Company’s registration statement on Form F-1 (File No. 333-292937), which was filed with the SEC on January 26, 2026 and declared effective by the SEC on January 29, 2026.

Registered Offering Completed on February 27, 2026

On February 26, 2026, we entered into another underwriting agreement with Maxim, pursuant to which the Company sold an aggregate 21,700,000 units on the same term as in the offering completed on February 3, 2026, each consisting of one Class A ordinary share of the Company, par value $0.00016 per share, and one warrant to purchase one Class A ordinary share, at an offering price of $0.3231 per unit, for aggregate gross proceeds to the Company of approximately $7 million, before deducting underwriting discount, expenses and other estimated expenses payable by the Company.

Maxim was also granted an option to purchase up to 3,255,000 additional Class A ordinary share at $0.3221 per share and/or 3,255,000 additional warrants at $0.001 per warrant to cover any over-allotment. On February 26, 2026, Maxim Group LLC partially exercised the over-allotment option with respect to 3,255,000 warrants.

The offering and the partial exercise of the over-allotment option closed on February 27, 2026. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

As of the date of this prospectus, all of the warrants sold in this offering were fully exercised and Elong issued an aggregated of 77,764,364 Class A ordinary shares.

The securities in the offering were offered pursuant to the Company’s registration statement on Form F-1 (File No. 333-293527), which was filed with the SEC on February 17, 2026 and declared effective by the SEC on February 25, 2026.

5

The 2026 Registered Offering

References to share and per share data of described in section have not been adjusted to give effect to the August 2026 Share Consolidation as described below.

Registered Offering Completed on May 18, 2026

On May 15, 2026, we entered into certain securities purchase agreements with the investors named therein, pursuant to which the Company sold an aggregate 1,631,250 of Class A ordinary share, par value of US$0.0128 per share, 2,984,250 pre-funded warrants, each to purchase one Class A ordinary share at $0.001 per share (each, a “May 2026 Pre-Funded Warrant”), and 4,615,500 warrants, each to purchase one Class A ordinary share at an initial exercise price of $1.30 per share (each, a “May 2026 Common Warrant”), for gross proceeds of approximately $6 million, before deducting placement agent fees, expenses and other estimated expenses payable by the Company.

Maxim acted as the sole placement agent pursuant to a Placement Agency Agreement dated May 15, 2026, by and between the Company and the Maxim.

Each May 2026 Pre-Funded Warrant in this transaction is exercisable immediately on the date of issuance at an exercise price of $0.001 per Class A ordinary share. Each May 2026 Common Warrant in this transaction is exercisable immediately on the date of issuance at an initial exercise price of US$1.30 per share (representing 100% of the offering price of $1.30 per Unit) and will expire three (3) years from the date of issuance

The exercise price and the number of shares issuable under the May 2026 Common Warrant will be proportionately adjusted in the event of certain transactions involving our Class A ordinary shares, including stock dividends or share splits, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the May 2026 Common Warrant are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Class A ordinary shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the May 2026 Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The May 2026 Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the May 2026 Common Warrants are outstanding, the Company sell, enters into an agreement to sell, or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Class A ordinary shares or securities convertible or exercisable into Class A ordinary shares, excerpt for certain exempt issuances (each a “Subsequent Equity Sale”) for a per share price less than the then effective exercise price of the May 2026 Common Warrant in effect immediately prior to such Subsequent Equity Sale (such lower price, the “Base Share Price”), the exercise price of the Common Warrant shall be reduced to the lower of (1) the Base Share Price and (2) the lowest VWAP during the period commencing five consecutive trading days immediately preceding and ending on the fifth trading day immediately following the consummation of such Dilutive Issuance (as applicable, the “New Issuance Price” and such period, the “New Issuance Adjustment Period”), effective as of the close of trading on the last trading day of the New Issuance Adjustment Period. Notwithstanding the foregoing, if the Company enters into a variable rate transaction, the exercise price of the May 2026 Common Warrant shall be reduced to the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

6

Other than the adjustments above, in no event shall the exercise price of the May 2026 Common Warrants be reduced below a floor price of $0.388, as adjusted for share dividends, share splits, stock combinations and other similar transactions.

The offering closed on May 18, 2026. The Company intends to use the net proceeds from the offering for the working capital and other general corporate purposes.

As of the date of this prospectus, the May 2026 Pre-Funded Warrants have been exercised in full. 1,261,156 May 2026 Common Warrants were exercised and the Company received gross proceeds of approximately $1.3 million from the warrant exercise.

The securities in the offering were offered pursuant to the Company’s registration statement on Form F-1 (File No. 333-295783), as amended, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2026 and declared effective by the SEC on May 14, 2026.

Registered Offering Completed on July 13, 2026

On July 10, 2026, we entered into certain securities purchase agreements with the investors named therein, pursuant to which the Company sold an aggregate 7,975,000 of Class A ordinary share, par value of US$0.0128 per share, 8,525,000 pre-funded warrants, each to purchase one Class A ordinary share at $0.001 per share (each, a “July 2026 Pre-Funded Warrant”), and 16,500,000 warrants, each to purchase one Class A ordinary share at an initial exercise price of $0.40 per share (each, a “July 2026 Common Warrant”), for gross proceeds of approximately $6.6 million, before deducting placement agent fees, expenses and other estimated expenses payable by the Company.

Maxim acted as the sole placement agent pursuant to a Placement Agency Agreement dated July 10, 2026, by and between the Company and the Maxim.

Each July 2026 Pre-Funded Warrant had the same adjustments as the May 2026 Pre-Funded Warrants and each July 2026 Common Warrant had the same downward adjustment mechanism and anti-dilution provisions as the May 2026 Common Warrant.

Other than the adjustments above, in no event shall the exercise price of the July 2026 Common Warrants be reduced below a floor price of $0.1132, as adjusted for share dividends, share splits, stock combinations and other similar transactions.

The offering closed on July 13, 2026. The Company intends to use the net proceeds from the offering for the working capital and other general corporate purposes.

As of the date of this prospectus, the July 2026 Pre-Funded Warrants have been exercised in full. 500,000 July 2026 Common Warrants were exercised and the Company received gross proceeds of approximately $0.048 million from the warrant exercise.

The securities in the offering were offered pursuant to the Company’s registration statement on Form F-1 (File No. 333-297290), as amended, which was initially filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2026 and declared effective by the SEC on July 9, 2026.

Registered Offering Completed on August 4, 2026

On August 3, 2026, we entered into certain securities purchase agreements with the investors named therein, pursuant to which the Company sold an aggregate 11,466,666 of Class A ordinary share, par value of US$0.0128 per share and 11,466,666 warrants, each to purchase one Class A ordinary share at an initial exercise price of $0.12 per share (each, an “August 2026 Common Warrant”), for gross proceeds of approximately $1.38 million, before deducting placement agent fees, expenses and other estimated expenses payable by the Company.

Maxim acted as the sole placement agent pursuant to a Placement Agency Agreement dated August 3, 2026, by and between the Company and the Maxim.

7

Each August 2026 Common Warrant had the same downward adjustment mechanism and anti-dilution provisions as the May 2026 Common Warrant and July 2026 Common Warrant.

Other than the adjustments above, in no event shall the exercise price of the August 2026 Common Warrants be reduced below a floor price of $0.035, as adjusted for share dividends, share splits, stock combinations and other similar transactions.

The offering closed on August 4, 2026. The Company intends to use the net proceeds from the offering for the working capital and other general corporate purposes. As of the date of this prospectus, no August 2026 Common Warrants have been exercised.

The securities in the offering were offered pursuant to the Company’s registration statement on Form F-1 (File No. 333-297612), as amended, which was initially filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2026 and declared effective by the SEC on July 28, 2026.

Further Increase of Share Capital and Increase of the Voting Rights of Class B Ordinary Shares

References to share and per share data of described in this subsection have not been adjusted to give effect to the March 2026 Share Consolidation or the August 2026 Share Consolidation as described below.

At the extraordinary general meeting of shareholders of the Company held on January 6, 2026, the shareholders approved, among other things, that (i) the voting rights attached to each Class B Ordinary Share be increased from fifty (50) votes to two hundred (200) votes on all matters subject to vote at general meetings of the Company, (ii) the Company’s authorized share capital be increased from US$25,000,000 divided into 156,250,000,000 ordinary shares of a par value of US$0.00016 each, comprising 125,000,000,000 Class A Ordinary Shares of a par value of US$0.00016 each and 31,250,000,000 Class B Ordinary Shares of a par value of US$0.00016 each, to US$50,000 divided into 1,500,000,000,000 ordinary shares of a par value of US$0.00016 each, comprising 1,200,000,000,000 Class A Ordinary Shares of a par value of US$0.00016 each and 300,000,000,000 Class B Ordinary Shares of a par value of US$0.00016 each, (iii) a new round of share consolidations of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares be implemented, at any one time or multiple times during a period of up to two years of the date of the meeting, at the exact consolidation ratio and effective time as the Board may determine from time to time in its absolute discretion, provided that the accumulative consolidation ratio for all such share consolidations shall not be more than 4000:1, and the Board be authorized, at its absolute and sole discretion, to implement one or more share consolidations, and determine the exact consolidation ratio and effective date of each of such share consolidations, with any fractional shares rounding up to the nearest whole share, during a period of two years of the date of the meeting. It was further approved and authorized, among others, that the third amended and restated memorandum and articles of association of the Company be amended and restated by their deletion in their entirety and the substitution in their place with the fourth amended and restated memorandum and articles of association to reflect the share capital increase and the increase of voting rights of Class B Ordinary Shares, with immediate effect.

The March 2026 Share Consolidation

References to share and per share data of described in this subsection have not been adjusted to give effect to the August 2026 Share Consolidation as described below.

As authorized by the resolutions of the shareholders of Elong passed on January 6, 2026, by way of the unanimous written resolutions of the Board passed on March 5, 2026, the Board implemented a share consolidation at the ratio of eighty (80)-for-one (1) to be effective on March 10, 2026 (the “March 2026 Share Consolidation”) and the rounding up of any fractional shares resulting from the March 2026 Share Consolidation to the nearest whole ordinary share. The March 2026 Share Consolidation reduced the number of outstanding shares of the Company from approximately 113 million Class A ordinary shares of a par value of US$0.00016 each and approximately 361,090 Class B ordinary shares of a par value of US$0.00016 each to approximately 1.4 million Class A ordinary shares of a par value of US$0.0128 each and approximately 4,515 Class B ordinary shares of a par value of US$0.0128 each, respectively. The par value of the Class A ordinary shares and Class B ordinary shares will be increased in proportion to the ratio of the March 2026 Share Consolidation to $0.0128 per share and the number of authorized ordinary shares has been adjusted in proportion to the ratio of the March 2026 Share Consolidation to 15,000,000,000 Class A ordinary shares and 3,750,000,000 Class B ordinary shares.

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Transfer to Nasdaq Capital Market and Regain Compliance of Market Value of Listed Securities and Market Value of Publicly Held Shares Requirements

On March 23, 2026, the Company submitted an application to the Nasdaq Stock Market LLC to transfer the listing of its Class A Ordinary Shares from the Nasdaq Capital Market to the Nasdaq Capital Market, for strategic purposes. On March 30, 2026, the Nasdaq Listing Qualifications department approved the Company’s request to transfer the Company’s Class A Ordinary Shares from the Global Market to the Capital Market. The transfer took effect at the opening of business on April 1, 2026, without change to the current ticker symbol “ELPW” or CUSIP designation to the Company’s Class A Ordinary Shares.

Market Value of Listed Securities

On October 3, 2025, the Company received a letter from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the letter, the Company’s Market Value of Listed Securities was below the minimum of $50 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days from the notification date, or until April 1, 2026, to regain compliance.

On April 1, 2026, the Company received a letter from Nasdaq notifying the Company that the Staff has determined that, as the Company’s securities were transferred to the Capital Market, the Company has regained compliance with Listing Rule 5550(b)(1), and this matter has been closed.

Market Value of Publicly Held Shares

On the October 3, 2025, the Company also received a letter from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the letter, the Company’s Market Value of Publicly Held Shares was below the minimum of $15 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). In accordance with Nasdaq listing rule 5810(c)(3)(D), the Company has 180 calendar days from the notification date, or until April 1, 2026, to regain compliance.

On April 1, 2026, the Company received a letter from Nasdaq notifying the Company that the Staff has determined that, as the Company’s securities were transferred to the Capital Market, the Company has regained compliance with Listing Rule 5550(a)(5), and this matter has been closed.

Disposition of Elong Power International Co., Limited

On March 17, 2026, Elong and Elong Power International Co., Limited (“Elong BVI”) entered into an Equity Transfer Agreement with a non-affiliated third party (the “Buyer”), pursuant to which the Company agreed to sell to the Buyer 100% equity interest in Elong BVI, at a purchase price of $10,000. The sale of Elong BVI includes the sale of its subsidiaries, Elong Power (Hong Kong) International Limited, Elong Power (Ganzhou) Co., Ltd., Huizhou Jingyang Energy Technology Co., Ltd. (formerly known as Huizhou City Yipeng Energy Technology Co., Ltd), Ganzhou Zhangyang Energy Technology Co., Ltd. (formerly known as Ganzhou Yipeng Energy & Technology Co., Ltd.) and Zibo Jingyang New Energy Technology Co., Ltd. (formerly known as Zibo Yipeng Energy & Technology Co., Ltd.). The transaction closed on March 19, 2026.

The disposition of Elong BVI and its subsidiaries was mainly due to slowed growth and increased net loss in the sales of battery packs, battery cells, and battery spare parts and other such as sales of product waste and scraps. It is consistent with the Company’s strategic shift away from the battery cell sales. As part of its strategic realignment, the Company will continue to focus on the research and development, sales and service of energy storage systems to provide a foundation for long-term growth.

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Issuance of Class B Ordinary Shares

In 2025, Yang (Hong Kong) International Limited (formerly known as Elong Power (Hong Kong) International Limited) (“Jingyang HK”) borrowed RMB0.8 million ($117,076) from Ms. Xiaodan Liu (“Ms. Liu”), a director, the Chief Executive Officer and the Chairwoman of the Board of Elong, bearing interest at 8% per annum and payable on demand. On December 31, 2025, Jingyang HK transferred its debt of RMB0.8 million ($117,076) owed to Ms. Liu and related interest payable to the Company under same terms (the “Loan”). The outstanding balance as of April 10, 2026 consists of $117,076 in principal and $9,230 in accrued and unpaid interest.

On April 8, 2026, the Company entered into a Partial Loan Settlement Agreement with Ms. Liu, and GRACEDAN CO., LIMITED, pursuant to which the Company agreed to issue 10,000 Class B ordinary shares of the Company, valued at $1.56 per share, the closing price of the Company’s Class A ordinary shares as of April 7, 2026, to GRACEDAN CO., LIMITED to settle $15,600 of the principal of the Loan owed. On April 13, 2026, the shares were issued to Ms. Liu.

In 2025, the Company borrowed $1,380,396 from Ms. Liu, to support its business operations, bearing interest at 8% per annum and payable on demand. As of June 23, 2026, the outstanding balance under this loan amounted to $33,000. On June 23, 2026, the Company entered into a debt settlement and mutual release agreement with Ms. Liu and GRACEDAN CO., LIMITED, pursuant to which the Company agreed to issue 33,881 Class B ordinary shares of the Company, valued at $0.974 per share, the closing price of the Company’s Class A ordinary shares as of June 22, 2026, to GRACEDAN CO., LIMITED to settle $33,000 of such payable with Ms. Liu. On June 24, 2026, the shares were issued to GRACEDAN CO., LIMITED.

On the same day, the Company entered into a securities purchase agreement with GRACEDAN CO., LIMITED, pursuant to which the Company agreed to issue and sell to GRACEDAN CO., LIMITED 66,119 Class B ordinary shares of the Company, valued at $0.974 per share, the closing price of the Company’s Class A ordinary shares as of June 22, 2026. On June 24, 2026, the shares were issued to GRACEDAN CO., LIMITED.

The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulations S promulgated thereunder.

Change of Chief Financial Officer

On June 11, 2026, Wei Zou tendered his resignation as the Chief Financial Officer of the Company, effective June 11, 2026. Wei Zou’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On June 11, 2026, approved by the Board of Directors of the Company, Yue Liu was appointed as the Chief Financial Officer, effective June 11, 2026.

The August 2026 Share Consolidation

As authorized by the resolutions of the shareholders of Elong passed on January 6, 2026, by way of the unanimous written resolutions of the Board passed on July 31, 2026, the Board implemented a share consolidation at the ratio of forty-five (45)-for-one (1) to be effective on August 10, 2026 (the “August 2026 Share Consolidation”) and the rounding up of any fractional shares resulting from the August 2026 Share Consolidation to the nearest whole ordinary share. The August 2026 Share Consolidation reduced the number of outstanding shares of the Company from approximately 35 million Class A ordinary shares of a par value of US$0.0128 each and approximately 114,515 Class B ordinary shares of a par value of US$0.0128 each to approximately 0.78 million Class A ordinary shares of a par value of US$0.576 each and approximately 2,545 Class B ordinary shares of a par value of US$0.576 each, respectively. The par value of the Class A ordinary shares and Class B ordinary shares was increased in proportion to the ratio of the August 2026 Share Consolidation to $0.576 per share and the number of authorized ordinary shares was reduced in proportion to the ratio of the August 2026 Share Consolidation to 333,333,333 class A ordinary shares and 83,333,333 class B ordinary shares.

Unless specified otherwise, all references in this prospectus to share and per share data have been adjusted, including historical data which has been retroactively adjusted, to give effect to the August 2026 Share Consolidation.

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Adjustment to Exercise Price of the Warrants

Immediately prior to the effectiveness of the August 2026 Share Consolidation, the Company had (i) May 2026 Common Warrants to purchase up to 3,846,250 Class A Ordinary Shares, (ii) July 2026 Common Warrants to purchase up to 16,000,000 Class A Ordinary Shares, and (iii) August 2026 Common Warrants to purchase up to 11,466,666 Class A Ordinary Shares.

Immediately following the August 2026 Share Consolidation, the exercise price of the Warrants and the number of Class A Ordinary Shares issuable under the Warrants will be subject to proportionate adjustments pursuant to the ratio of forty-five (45)-for-one (1).

The exercise price will be further adjusted and reduced to the lowest volume-weighted average price (“VWAP”, and such lowest VWAP, the “Event Market Price”) during the period beginning five consecutive trading days immediately preceding, and ending five consecutive trading days immediately following, any future offerings (the “Share Combination Adjustment Period”), provided that, for purposes of calculating the Event Market Price, the VWAP for trading days prior to the closing of a future offering will be the VWAP as reported after giving proportional effect to the August 2026 Share Consolidation. The adjustment of the Exercise Price shall take effect beginning at the close of trading on the Nasdaq Capital Market on the first day of the Share Combination Adjustment Period and continuing each trading day thereafter until the close of trading on the Nasdaq Capital Market on the last day of the Share Combination Adjustment Period, effective at the close of trading on the Principal Market on each trading day during the Share Combination Adjustment Period. The number of Class A Ordinary Shares issuable under the Warrants will be increased such that the aggregate exercise price, after giving effect to the decrease in the exercise price, shall be equal to the aggregate exercise price in effect on the issuance date for the warrant shares then outstanding. As of the close of trading on August 13, 2026, the exercise price was adjusted to $4.34 per share and the number of warrant shares was adjusted to approximately 2,943,817 Class A Ordinary Shares.

The Share Capital Change

As authorized by the resolutions of the shareholders of the Company passed on August 27, 2026, the Company completed a change of the Company’s authorized share capital from US$240,000,000 divided into 416,666,666 ordinary shares of a par value of US$0.576 each, comprising 333,333,333 Class A ordinary shares of a par value of US$0.576 each and 83,333,333 Class B ordinary shares of a par value of US$0.576 each, to US$288,000,000,000 divided into 500,000,000,000 ordinary shares of a par value of US$0.576 each, comprising 400,000,000,000 Class A ordinary shares of a par value of US$0.576 each and 100,000,000,000 Class B ordinary shares of a par value of US$0.576 each.

Immediately following the change, the Company implemented a share capital reduction by completing the following steps:

Share Capital Reduction

a. the par value of each issued and outstanding class A ordinary share of US$0.576 par value each and class B ordinary share of US$0.576 par value each in the share capital of the Company be reduced to US$0.0000001 by cancelling US$0.5759999 of the paid-up capital on each of the issued and outstanding Class A ordinary shares of US$0.576 par value each and Class B ordinary shares of US$0.576 par value each (the “Share Capital Reduction”);

b. following the Share Capital Reduction, the amount deemed to be paid up on each issued and outstanding share of the Company shall be US$0.0000001;

c. the credit arising from the Share Capital Reduction be transferred to a distributable reserve account of the Company which may be utilized by the Company as the board of directors of the Company may deem fit and as permitted under the Companies Act, the Company’s memorandum and articles of association, and all relevant applicable laws, including, without limitation, eliminating or setting off any accumulated losses of the Company (if any) from time to time;

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Share Capital Subdivision

d. immediately following the Share Capital Reduction:

i. each authorized but unissued class A ordinary share of US$0.576 par value each be subdivided into 5,760,000 Class A ordinary shares of US$0.0000001 par value each; and

ii. each authorized but unissued class B ordinary share of US$0.576 par value each be subdivided into 5,760,000 Class B ordinary shares of US$0.0000001 par value each (collectively, the “Subdivision”);

Share Capital Cancellation

e. immediately following the Subdivision, the authorized share capital of the Company be altered by the cancellation of such number of unissued Class A ordinary shares of US$0.0000001 par value each and unissued Class B ordinary shares of US$0.0000001 par value each that will result in the Company having authorized share capital of US$50,000 divided into 500,000,000,000 ordinary shares of a par value of US$0.0000001 each, comprising 400,000,000,000 Class A ordinary shares of a par value of US$0.0000001 each and 100,000,000,000 Class B ordinary shares of a par value of US$0.0000001 each (the “Cancellation”); and

Authorized Share Capital Confirmation

f. immediately following the Share Capital Reduction, the Subdivision and Cancellation, the authorized share capital of the Company shall be US$50,000 divided into 500,000,000,000 ordinary shares of a par value of US$0.0000001 each, comprising 400,000,000,000 Class A ordinary shares of a par value of US$0.0000001 each and 100,000,000,000 Class B ordinary shares of a par value of US$0.0000001 each.

Summary of Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 27 of this prospectus and in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Elong’s Business

●	It may be difficult to evaluate our business prospects, and we may not be successful in expanding our operations or managing our growth. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Certain components of our battery energy storage systems pose safety risks that may cause accidents, which could lead to liability to us, cause delays in the supply of our products and/or adversely affect market acceptance. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We have incurred significant losses and we may continue to experience losses in the future. See “See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may fail to recover our trade and bills receivables in a timely manner, which may affect our financial condition and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may be unable to meet our future capital requirements, which could limit our ability to grow and have a material adverse effect on our financial position and the results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The demand for battery energy storage systems in transportation and other markets depends on the attractiveness of fossil fuel alternatives. Extended periods of low oil prices could adversely affect demand for electric and hybrid electric vehicles. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

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●	We may not be able to maintain our competitive position due to competition from other battery energy storage system providers, many of which have significantly greater resources. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	If we are unable to anticipate customer preferences and successfully develop attractive products, it could negatively impact our revenue and profitability. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Developments in alternative technology may adversely affect the demand for our battery products. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We mainly market lithium-based battery energy storage systems. If a viable substitute product or chemistry to lithium-based battery energy storage systems emerges and gains market acceptance, our business, financial condition and results of operations will be materially and adversely affected. Furthermore, our failure to keep up with rapid technological changes and evolving industry standards within the lithium-based battery energy storage system market may cause our products to become obsolete and less marketable, resulting in loss of market share to our competitors. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our future depends on the needs and success of our customers, as well as the demand for our customers’ products or services. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may incur significant costs because of the warranties we supply with our products and services. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	If we cannot continue to develop and commercialize new products in a timely manner, and at favorable margins, we may not be able to compete effectively. Even if we are able to develop new products, a change in our product, customer or geographic mix may cause our results of operations to differ substantially from our anticipated results in any particular period. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may experience significant delays in the design and launch of our new products, which could harm our business, prospects, financial condition and operating results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our failure to cost-effectively procure our battery energy storage systems in quantities which satisfy our customers’ demand and product specifications and their expectations for product quality and reliable delivery could damage our customer relationships and result in significant lost business opportunities for us. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may not be able to accurately plan our procurement based on our sales contracts, which may result in excess product inventory or product shortages. S See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our battery energy storage systems rely on software and hardware that are highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We purchase certain key inventories and components from third parties, and we may not be able to secure our supply of key inventories in a stable and timely manner. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	If rising prices or reduced availability of inventories continues to persist, our business and results of operations may be adversely affected. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	To the extent we enter into strategic relationships, we will be dependent upon our partners. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

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●	Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and harm our financial results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Under certain circumstances, our customers can cancel or terminate their contracts. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our lengthy and variable sales cycle makes it difficult for us to accurately forecast our revenue and other operating results. As a result, we expect our results of the operation to fluctuate on a quarterly and annual basis, which could cause our share price to fluctuate or decline. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We experience fluctuations in quarterly and annual operating results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our working capital requirements involve estimates based on the demand expectations of our customers and may decrease or increase beyond those currently anticipated, which could adversely impact our operating results and financial condition. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The success of our business depends on our ability to attract, train and retain highly-skilled employees and key personnel. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may acquire or invest in other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders and otherwise disrupt our operations and adversely affect our business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	While we currently reinvest all cash generated by our PRC Subsidiary in our PRC operations, impediments to moving cash out of the PRC, if needed in the future, could hamper any growth and diversification that we are pursuing. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our planned expansion into new applications and markets pose additional risks which could adversely affect our business, financial condition and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may be subject to financial and reputational risks due to product recalls and product liability claims, and we could face substantial liabilities which exceed our resources. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our operations expose us to litigation, environmental and other legal compliance risks, including increased climate change legislation restricting greenhouse gas emissions. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our products as installed in the products of our customers are subject to various products and industry standards and the failure of such products to satisfy such mandated safety standards could have a material adverse effect on the demand for our products, our business and our operating results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The uncertainty in global economic conditions, such as those associated with the recent conflicts in the Middle East and Russia’s invasion of Ukraine, could negatively affect our operating results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

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●	Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Our connected products and our website, systems, and data we maintain may be subject to intentional disruption, other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Social media platforms present risks and challenges that could cause damage to our brand and reputation, and which could subject us to liability, penalties and other restrictive sanctions. See “Risk Factors - Risks Related to Elong’s Business” in our 2025 Annual Report.

Risks Related to Elong’s Intellectual Property

●	Our success depends on our ability to obtain, maintain and protect our intellectual property rights. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us loss of significant rights and inability to continue providing our existing product offerings. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may have difficulties transferring and communicating technology globally. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Doing Business in China

●	Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	There are procedural requirements for foreign regulatory bodies to conduct investigations or inspections of Elong’s operations in China. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Because substantially all of Elong’s operations are in China, Elong’s business is subject to the evolving and complex laws and regulations in China, which are different in material aspects from the laws of the United States. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on Elong. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The PRC government may exercise significant oversight over the conduct of Elong’s business, and may influence or exert control over Elong’s operations, which could result in a material change in Elong’s operations and/or the value of our Class A Ordinary Shares. Changes in China’s economic or social conditions or government policies could have a material adverse effect on Elong’s business, results of operations, financial condition, and the value of Elong’s securities. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	It may be difficult for shareholders to enforce foreign judgments or to bring actions in China against Elong or Elong’s management named in this prospectus based on foreign laws. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The approval of and the filing with the CSRC may be required in connection with our future offering under PRC laws. As a result, our future offering may be contingent upon the completion of such filing procedures, and we cannot predict whether we will be able to obtain such approval or complete such filing in a timely manner, or even at all. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

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●	The approval of and the filing with CAC or other PRC government authorities may be required in connection with our capital raising activities under PRC laws, and, if required, we cannot predict whether we will be able, or how long it will take, to obtain such approval or complete such filing. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent Elong from using the proceeds of offshore fund-raising activities, to make loans or additional capital contributions to PRC Subsidiary, which could materially and adversely affect its liquidity and its ability to fund and expand its business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Elong may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its new construction/expansion projects. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect Elong’s business and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Elong may be involved in legal or other proceedings arising out of their operations from time to time and may face reputational risks and significant liabilities as a result. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or PRC Subsidiary to liability or penalties, limit Elong’s ability to inject capital into PRC Subsidiary or limit PRC Subsidiary’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect Elong. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	We may rely on dividends and other distributions on equity paid by PRC Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Dividends payable to foreign investors and gains on the sale of Class A Ordinary Shares by foreign investors may become subject to PRC tax law. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Elong’s shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	The requirements and legal procedures of currency conversion may limit the ability of Elong to utilize their revenues effectively and affect the value of your investment. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Elong’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely Elong’s auditor. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

●	Fluctuations in the value of the Renminbi may materially adversely affect your investment. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

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Risks Related to Elong’s Securities

●	The dual class structure of our Class A Ordinary Shares and Class B Ordinary Shares has the effect of concentrating voting control with our CEO and Chairwoman of the Board and her affiliates. (see “Risk Factors - Risks Related to Elong’s Securities” on page 27 of this prospectus);

●	Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering. (see “Risk Factors - Risks Related to Elong’s Securities” on page 27 of this prospectus);

●	Elong’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation. (see “Risk Factors - Risks Related to Elong’s Securities” on page 28 of this prospectus);

●	It is not expected that Elong will pay dividends in the foreseeable future. (see “Risk Factors - Risks Related to Elong’s Securities” on page 29 of this prospectus);

●	An active trading market for Class A Ordinary Shares may not be sustained. (see “Risk Factors - Risks Related to Elong’s Securities” on page 29 of this prospectus);

●	There can be no assurance that Elong will be able to comply with the continued listing standards of Nasdaq and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended. (see “Risk Factors - Risks Related to Elong’s Securities” on page 30 of this prospectus);

●	If securities or industry analysts either do not publish research about Elong or publish inaccurate or unfavorable research about us, Elong’s business, or its market, or if they change their recommendations regarding Class A Ordinary Shares adversely, the trading price or trading volume of the Class A Ordinary Shares could decline. (see “Risk Factors - Risks Related to Elong’s Securities” on page 30 of this prospectus);

●	As a public company, Elong is subject to U.S. federal securities laws and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act. (see “Risk Factors - Risks Related to Elong’s Securities” on page 30 of this prospectus);

●	Elong is an emerging growth company within the meaning of the Securities Act, and if Elong takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make Elong’s securities less attractive to investors and may make it more difficult to compare Elong’s performance with other public companies. (see “Risk Factors - Risks Related to Elong’s Securities” on page 31 of this prospectus);

●	Elong is a foreign private issuer and, as a result, Elong will not be subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company. (see “Risk Factors - Risks Related to Elong’s Securities” on page 31 of this prospectus);

●	As a foreign private issuer, and as permitted by the listing requirements of the Nasdaq, Elong is permitted to follow certain home country governance practices rather than the corporate governance requirements of Nasdaq. (see “Risk Factors - Risks Related to Elong’s Securities” on page 31 of this prospectus);

●	Elong may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. (see “Risk Factors - Risks Related to Elong’s Securities” on page 32 of this prospectus);

●	Because Elong is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited. (see “Risk Factors - Risks Related to Elong’s Securities” on page 32 of this prospectus);

●	Elong’s M&A generally provides that the United States District Court for the Southern District of New York will be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States. (see “Risk Factors - Risks Related to Elong’s Securities” on page 33 of this prospectus);

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●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. (see “Risk Factors - Risks Related to Elong’s Securities” on page 33 of this prospectus);

●	The share consolidations to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of Class A Ordinary Shares. (see “Risk Factors - Risks Related to Elong’s Securities” on page 34 of this prospectus);

●	The reverse share split to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of Class A Ordinary Shares. (see “Risk Factors - Risks Related to Elong’s Securities” on page 33 of this prospectus);

●	The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares. (see “Risk Factors - Risks Related to Elong’s Securities” on page 34 of this prospectus);

●	In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules. (see “Risk Factors - Risks Related to Elong’s Securities” on page 35 of this prospectus).

Legal and Operational Risks of Operating in the PRC

Because all of our operations are located in the PRC through our PRC Subsidiary, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, the adjustment may result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiary is directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. As of the date of this prospectus, according to our PRC counsel, Beijing New Bridge Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiary to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

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For a more detailed discussion, see “- Cash and Asset Flows Through Organization”, “- Implications of Holding Foreign Company Accountable Act”, “- PRC Regulatory Permissions” beginning on page 21 of this prospectus and “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Cash and Asset Flows Through Organization

Dividend Distribution and Taxation: Elong has no plans to declare cash dividends in the near term, but as a holding company, Elong may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. As of the date of this prospectus, Elong and its subsidiaries have established a unified cash management policy that governs the purpose, amount and procedure of cash transfers among all group entities. The ability of its subsidiaries to pay dividends to Elong, however, is subject to the debt they incur on their own behalf and/or laws and regulations applicable to them. The statutory reserve fund requires that annual appropriations of 10% of net after-tax income should be set aside prior to payment of any dividends, until the aggregate amount of such fund reaches 50% of their registered capital. In addition, the PRC EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. As of the date of this prospectus, Elong has not declared or paid any dividends or distributions on equity to its shareholders.

Foreign Exchange Regulation: Elong may make loans and additional capital contribution to its PRC Subsidiary, subject to certain requirements under the PRC laws. Elong has no plans to declare cash dividends in the near term, but as a holding company. In addition, the PRC Subsidiary generates its revenue primarily in RMB, and cash transfers from the PRC Subsidiary to their parent companies outside of PRC are subject to requirements under foreign exchange regulations. As a result, the funds and assets may not be available to fund operations or for other use outside of PRC due to failure to comply with such regulations in or the imposition of restrictions and limitations on the ability of Elong or its subsidiaries by the PRC government to transfer cash or assets. For more details, see “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Transfer of Cash: Subject to the applicable laws and regulations, cash may be transferred within the group in the following manner: (1) Elong may transfer funds to its subsidiaries, including the PRC Subsidiary, by way of capital contributions, inter-group advances or loans; (2) Elong’s subsidiaries, including the PRC Subsidiary, may make dividends or other distributions to Elong.

During the period from January 1, 2026 to the date of this prospectus, Elong BVI transferred US$10.30 million and HK$43.95 million to Elong HK Holding for investment, with US$1.00 million repaid, and Elong HK Holding made a US$6.98 million capital contribution to Elong Beijing. During the period from January 1, 2026 to the date of this prospectus and fiscal years ended December 31, 2025, 2024 and 2023, other than the above stated, no cash or asset transfers have occurred between Elong and its subsidiaries and we have not declared any cash dividends to our shareholders and do not expect to pay any cash dividends in the foreseeable future. As of the date of this prospectus, Elong and its subsidiaries have established a unified cash management policy governing intercompany cash transfers.

Permissions or Approval Required from the PRC Authorities for the PRC Subsidiary’s Operations

Elong conducts its business primarily through its PRC Subsidiary in China. The PRC Subsidiary’s operations in China are governed by PRC laws and regulations. As of the date of this prospectus, except as disclosed in this prospectus, the PRC Subsidiary has obtained and have not been denied for the requisite licenses and permits from the PRC authorities that are required for their business operations in China.

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However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, Elong may be required to obtain additional licenses, permits, filings or approvals for its business operations in the future. If (i) Elong or its subsidiary do not receive or maintain any permission or approval required of Elong or its subsidiary, (ii) Elong or its subsidiary inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change, and Elong or its subsidiary becomes subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If Elong is unable to do so, in a timely manner or otherwise, Elong may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against Elong, and other forms of sanctions, and the PRC Subsidiary’s ability to conduct its business, invest in mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and the PRC Subsidiary’s business, reputation, financial condition, and results of operations may be materially and adversely affected, and the value of our Class A Ordinary Shares could significantly decline or become worthless.

Implication of Holding Foreign Companies Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”), which was enacted on December 29, 2022, amended the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed a prospectus with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Enrome LLP, the independent registered public account firm that issued the audit reports for the fiscal years ended December 31, 2025, 2024 and 2023 included elsewhere in this prospectus, serves as auditor of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. Enrome LLP is headquartered in Singapore and the PCAOB performed an onsite inspection in April 2025; however, Enrome LLP is still awaiting the results of the inspection as of the date of this prospectus. While Enrome LLP is based in Singapore, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely Enrome LLP because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Enrome LLP is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors - Risks Related to Doing Business in China in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

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PRC Regulatory Permissions

Elong conducts its business primarily through its PRC Subsidiary in China. The PRC Subsidiary’s operations in China are governed by PRC laws and regulations. As of the date of this prospectus, the PRC Subsidiary have obtained and have not been denied for the requisite licenses and permits from the PRC authorities that are required for their business operations in China.

However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, Elong may be required to obtain additional licenses, permits, filings or approvals for its business operations in the future. If (i) Elong or its subsidiary does not receive or maintain any permission or approval required of Elong or its subsidiary, (ii) Elong or its subsidiary inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change, and Elong or its subsidiary becomes subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If Elong is unable to do so, in a timely manner or otherwise, Elong may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against Elong, and other forms of sanctions, and the PRC Subsidiary’s ability to conduct its business, invest in mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and the PRC Subsidiary’s business, reputation, financial condition, and results of operations may be materially and adversely affected, and the value of our Class A Ordinary Shares could significantly decline or become worthless.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the CAC published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).

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We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are also not subject to network data security review by the CAC if the Draft Measures for Network Data Security are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Measures for Network Data Security.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

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At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus, according to our PRC counsel, Beijing New Bridge Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A Ordinary Shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

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See “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Corporate Information

Our principal executive office is located at 3 Yan Jing Li Zhong Jie, Jiatai International Plaza, Block B, Room 2110, Beijing, China 100025. The telephone number of our principal executive offices is +86 13470017223. Our registered office in the Cayman Islands is located at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to the initial public offering completed in October 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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THE OFFERING

Securities offered by the Selling Shareholders:	up to 2,583,496 Class A Ordinary Shares issuable upon the exercise of the Warrants

Ordinary Shares outstanding as of the date of this prospectus	929,541 Class A Ordinary Shares and 2,548 Class B Ordinary Shares

Ordinary Shares outstanding after full exercise of the Warrants	3,513,037 Class A Ordinary Shares and 2,548 Class B Ordinary Shares, assuming full exercise of the Warrants

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ELPW.”

Risk factors	You should carefully read the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

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RISK FACTORS

The information required by Item 3 of this Form F-1 is incorporated by reference from the 2025 Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on April 20, 2026. The Summary of Risk Factors can be found on page 12 of this registration statement on Form F-1.

Risks Related to Elong’s Securities

The dual class structure of our Class A Ordinary Shares and Class B Ordinary Shares has the effect of concentrating voting control with our CEO and Chairman of the Board and her affiliates

As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into 500,000,000,000 ordinary shares of a par value of US$0.0000001 each, comprising 400,000,000,000 Class A Ordinary Shares of a par value of US$0.0000001 each and 100,000,000,000 Class B Ordinary Shares of a par value of US$0.0000001 each, of which 783,504 Class A Ordinary Shares and 2,548 Class B Ordinary Shares are outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote, and each Class B Ordinary Share has two hundred (200) votes. The Class A Ordinary Shares would not be convertible into Class B Ordinary Shares. Because of the two hundred-to-one voting ratio between our Class B and Class A Ordinary Shares, the holder of our Class B Ordinary Shares will continue to have significant influence over all matters submitted to our shareholders for approval. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Ms. Xiaodan Liu, the Chairwoman of our board of directors (“Elong Board”) and the Chief Executive Officer, is the beneficial owner of the 2,548 Class B Ordinary Shares held by GRACEDAN CO., LIMITED, and representing 39.41% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Ms. Liu will have significant influence over shareholder action and to prevent the approval of any action submitted to the shareholders of Elong. If Ms. Liu does not provide any requisite approval or consent allowing Elong to take any such action when requested, Elong may not be able to engage in the related activities and, as a result, Elong’s business and its operating results may be harmed.

Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns or because our Class A Ordinary Shares continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Common Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to regain compliance with Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Class A Ordinary Shares will not again drop below such price, which may cause Nasdaq to delist our Class A Ordinary Shares.

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If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Class A Ordinary Shares could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Class A Ordinary Shares are a “penny stock,” which will require brokers trading the Class A Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

Elong’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation.

The trading price of Class A Ordinary Shares may be subject to wide fluctuations in response to quarter-to-quarter variations in results of operations, announcements of technological innovations or new products introduced by Elong or its competitors, general conditions in the energy storage technology industries, changes in earnings estimates by analysts or other events or factors. In addition, the public stock markets recently have experienced high price and trading volatility. This volatility has significantly affected the market prices of securities of many of Elong’s publicly traded competitors for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of Class A Ordinary Shares.

You may not be able to resell your Class A Ordinary Shares at an attractive price due to a number of factors such as those listed in “Risks Related to Elong’s Business” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from those of Elong’s competitors;

●	guidance, if any, that Elong provides to the public, any changes in this guidance or our failure to meet this guidance;

●	changes in expectations as to Elong’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	declines in the market prices of stocks generally;

●	strategic actions by Elong or its competitors;

●	announcements by Elong or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

●	any significant change in Elong’s management;

●	changes in general economic or market conditions or trends in Elong’s industry or markets;

●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to Elong’s business;

●	future sales of Class A Ordinary Shares or other securities;

●	investor perceptions or the investment opportunity associated with Class A Ordinary Shares relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by Elong or third parties, including Elong’s filings with the SEC;

●	litigation involving Elong, its industry, or both, or investigations by regulators into Elong’s operations or those of its competitors;

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●	the development and sustainability of an active trading market for Class A Ordinary Shares;

●	actions by institutional or activist shareholders;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

●	other events or factors, including those resulting from natural disasters, war, or the threat of war, in particular, the current conflicts in the Middle East and in Ukraine, acts of terrorism or responses to these events.

Broad market and industry fluctuations may adversely affect the market price of Class A Ordinary Shares, regardless of actual operating performance, financial results or prospects. In addition, price volatility may be greater if the public float and trading volume of Class A Ordinary Shares is low. Some companies that have had volatile market prices for their securities have been the target of a hostile takeover or subject to involvement by activist shareholders. If Elong were to become the target of such a situation, it could result in substantial costs and divert resources and the attention of executive management from the business.

Elong may not be able to sustain or increase the value of an investment in Elong’s securities. Investors in Elong’s securities may experience a decrease, which could be substantial, in the value of their securities, including decreases unrelated to Elong’s operating performance, financial results or prospects. Your only opportunity to achieve a return on your investment in Elong’s securities may be if the market price of such securities appreciates and you sell your securities at a profit. The market price for Elong’s securities may never exceed, and may fall below, the price that you paid for such securities. You could lose all or part of your investment in Elong as a result.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If Elong becomes involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the business regardless of the outcome of such litigation.

It is not expected that Elong will pay dividends in the foreseeable future.

It is expected that Elong will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that Elong will pay any cash dividends in the foreseeable future.

The Elong Board will have complete discretion as to whether to distribute dividends. Even if the Elong Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by Elong’s subsidiaries, Elong’s financial condition, contractual restrictions and other factors deemed relevant by the Elong Board. There is no guarantee that the Class A Ordinary Shares will appreciate in value or that the trading price of the Class A Ordinary Shares will not decline.

An active trading market for Class A Ordinary Shares may not be sustained.

Class A Ordinary Shares are listed on Nasdaq and to trade on that market and others. Elong cannot assure you that an active trading market for its common stock will be sustained. Accordingly, Elong cannot assure you of the liquidity of any trading market, your ability to sell your shares of its common stock when desired or the prices that you may obtain for your shares.

Our Class A Ordinary Shares may subject to immediate delisting if the Company is not able to timely conduct another share consolidation to comply with Nasdaq’s bid price requirement.

We have a history of conducting share consolidation for the purpose of maintaining the price of our Class A Ordinary Shares to be at least $1.00 per share. On December 26, 2025, March 12, 2026, and August 10, 2026 the Company conducted share consolidations at a ratio of 1-for-16, 1-for-80, and 1-for-45, respectively. As of the date of this prospectus, our Class A Ordinary Shares has not been trading at a closing price lower than $1.00 per share for consecutive trading days but should there be any prolonged trading activity at this low price will jeopardize the continued listing of our Class A Ordinary Shares.

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Due to the dilutive nature of this offering, we expect the price of our Class A Ordinary Shares to further decline, and it is likely that the Company will need to conduct another round of share consolidation promptly to maintain the listing. If we are not able to timely conduct the share consolidation, we cannot guarantee our Class A Ordinary Shares will be trading in compliance with the Nasdaq bid price requirement. In addition, if our Class A Ordinary Shares were to trade at lower than $0.10 per share for 10 consecutive trading days, we will be subject to immediate delisting.

There can be no assurance that Elong will be able to comply with the continued listing standards of Nasdaq and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

While trading on Nasdaq has begun, there can be no assurance that Elong’s securities will continue to be listed on Nasdaq or that a viable and active trading market will develop. If Nasdaq delists Class A Ordinary Shares from trading on its exchange due to failure to continue to meet the listing standards, Elong and its shareholders could face significant material adverse consequences including:

●	a lack of liquidity available to holders of Class A Ordinary Shares;

●	an active trading market of Class A Ordinary Shares may not be developed;

●	a limited availability of market quotations for Elong’s securities;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts either do not publish research about Elong or publish inaccurate or unfavorable research about us, Elong’s business, or its market, or if they change their recommendations regarding Class A Ordinary Shares adversely, the trading price or trading volume of the Class A Ordinary Shares could decline.

The trading market for Class A Ordinary Shares is influenced in part by the research and reports that securities or industry analysts may publish about us, its business, Elong’s market, or its competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Class A Ordinary Shares, provide a more favorable recommendation about Elong’s competitors, or publish inaccurate or unfavorable research about its business, the share price of the Class A Ordinary Shares would likely decline. In addition, securities research analysts may establish and publish their own periodic projections for Elong’s business. These projections may vary widely and may not accurately predict the results Elong actually achieves. Its stock price may decline if its actual results do not match the projections of these securities research analysts. Furthermore, if no analysts commence coverage of it, the trading price and volume for Class A Ordinary Shares could be adversely affected. If any analyst who may cover Elong were to cease coverage of Elong or fail to regularly publish reports on Elong, Elong could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of its common stock to decline.

As a public company, Elong is subject to U.S. federal securities laws and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act.

As a public company subject to U.S. federal securities laws, Elong will incur significant legal, accounting, insurance, compliance, and other expenses. Compliance with reporting, internal control over financial reporting and corporate governance obligations may require members of its management and its finance and accounting staff to divert time and resources from other responsibilities to ensure these new regulatory requirements are fulfilled.

If it fails to adequately implement the required governance and control framework, Elong may fail to comply with the applicable rules or requirements associated with being a public company subject to U.S. federal securities laws. Such failure could result in the loss of investor confidence, could harm Elong’s reputation, and cause the market price of Class A Ordinary Shares to decline.

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Due to inadequate governance and internal control policies, misstatements or omissions due to error or fraud may occur and may not be detected, which could result in failures to make required filings in a timely manner or result in making filings containing incorrect or misleading information. Any of these outcomes could result in SEC enforcement actions, monetary fines or other penalties, as well as damage to Elong’s reputation, business, financial condition, operating results and stock price.

Elong is an emerging growth company within the meaning of the Securities Act, and if Elong takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make Elong’s securities less attractive to investors and may make it more difficult to compare Elong’s performance with other public companies.

Elong is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as Elong continues to be an emerging growth company, Elong may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Elong could be an emerging growth company for up to five years, although Elong could lose that status sooner if its revenues exceed $1.235 billion, if Elong issues more than $1 billion in non-convertible debt in a three-year period, or if it becomes a large accelerated filer, as defined under the Exchange Act. We cannot predict if investors will find Elong securities less attractive because Elong relies on these exemptions. If some investors find Elong securities less attractive as a result, there may be a less active trading market for Elong securities, and the price of Elong securities may be more volatile.

Elong is a foreign private issuer and, as a result, Elong will not be subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Because Elong qualifies as a foreign private issuer under the Exchange Act, Elong is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a foreign private issuer, and as permitted by the listing requirements of the Nasdaq, Elong is permitted to follow certain home country governance practices rather than the corporate governance requirements of Nasdaq.

As a foreign private issuer, Elong is permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Listing Rules for domestic issuers, provided that Elong discloses the requirements it is not following and describe the home country practices it is following. For example, Nasdaq requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, Elong is permitted to follow home country practice in lieu of that requirement. During the fiscal year ended December 31, 2025 Elong elected to follow home country corporate governance practices in lieu of the following Nasdaq corporate governance requirements:

Nasdaq Stock Market Rule 5635(c) requires shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, with a few limited exceptions. In lieu of following Rule 5635(c), the Company has elected to follow the home country practice in the Cayman Islands, which does not require shareholder approval for such issuance, establishment of the plan and any amendment thereto.

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Nasdaq Stock Market Rule 5635(d) requires shareholder approval prior to a transaction involving the sale or issuance of a company’s common stock (or securities convertible into or exercisable for its common stock): (i) at a price below the greater of book value or market value; and (ii) which together with sales by officers, directors, or substantial stockholders, is equal to 20% or more of the company’s outstanding shares of common stock or 20% or more of the voting power prior to issuance. In lieu of following Rule 5635(d), the Company has elected to follow the home country practice in the Cayman Islands, which does not require shareholder approval for such transaction.

If we continue to follow home country practice in lieu of Nasdaq corporate governance requirements, the protection that is afforded to our shareholders would be different from that accorded to investors of U.S. domestic issuers.

Elong may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Elong is a foreign private issuer, and therefore, Elong is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Elong on June 30, 2026. In the future, Elong would lose its foreign private issuer status if (1) more than 50% of Elong’s outstanding voting securities are owned by U.S. residents and (2) a majority of Elong’s directors or executive officers are U.S. citizens or residents, or Elong fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Elong loses its foreign private issuer status, Elong will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Elong will also have to mandatorily comply with U.S. federal proxy requirements, and Elong’s officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Elong will lose its ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, Elong will incur significant additional legal, accounting and other expenses that Elong will not incur as a foreign private issuer.

Because Elong is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Elong is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the memorandum and articles of association, as amended and/or restated from time to time, the Companies Act (Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against their directors, actions by their minority shareholders and the fiduciary duties of their directors to them under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of Elong’s shareholders and the fiduciary duties of their directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under Elong’s M&A to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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There is uncertainty as to whether the courts of the Cayman Islands would (i) to recognize or enforce against Elong judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in each respective jurisdiction against Elong predicated upon the civil liability provisions of the federal securities laws of the United States or any state. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign money judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Elong’s M&A generally provides that the United States District Court for the Southern District of New York will be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States.

Elong’s M&A provides that, unless Elong consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than Elong.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which our shareholders may bring claims arising under the Securities Act and the Exchange Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with under the federal securities laws, which may discourage lawsuits with respect to such claims. By requiring a shareholder to bring such a claim in the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York), the exclusive forum provision also may increase the costs to a shareholder of bringing such a claim.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market upon exercise of the Warrants, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. When any of the Warrants are exercised, the Class A Ordinary Shares issued pursuant to the exercise and registered hereunder will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares.

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Any share consolidations to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of Class A Ordinary Shares.

The Company may implement share consolidation in the future. There is no assurance that such share consolidation will not cause an actual decline in the value of our outstanding Class A Ordinary Shares. The liquidity of our Class A Ordinary Shares may be affected adversely by any share consolidation given the reduced number of shares that will be outstanding following such share consolidation, especially if the market price of our Class A Ordinary Shares does not increase as a result of the share consolidation. In addition, any share consolidation may increase the number of shareholders who own odd lots (less than 100 shares) of our Class A Ordinary Shares, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Nasdaq’s recently adopted minimum Market Value of Listed Securities requirement of $5 million could result in the suspension and delisting of our common stock from Nasdaq.

On July 22, 2026, the SEC approved a new Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5.0 million. Under the new rule, if a company’s MVLS remains below $5 million for 30 consecutive business days, Nasdaq will issue a Staff Delisting Determination, and trading in the company’s securities will be immediately suspended without any cure or compliance period. Furthermore, a request for a hearing before a Nasdaq Hearings Panel will not stay the suspension, although the Hearings Panel may, in limited circumstances, grant an exception of up to 180 days from the Staff Delisting Determination for the company to demonstrate that it satisfies all applicable initial (not merely continued) listing requirements.

On July 29, 2026, the SEC’s Division of Trading and Markets confirmed that it had received notices of intention to petition the full SEC for review of the approval, which automatically stayed the order implementing the rule pending further action from the Securities and Exchange Commission. However, such newly promulgated $5 million MVLS requirements may still be affirmed and upon then, the Company may not be able to comply with such requirement.

The Company’s ability to maintain compliance with the $5 million MVLS requirement depends on a number of factors, including the market price of the Class A Ordinary Shares and the number of our issued and outstanding shares. The market price of the Class A Ordinary Shares may be volatile and could decline for reasons beyond our control, including:

●	general market conditions or downturns in the broader equity markets;

●	sector-specific or industry-wide volatility;

●	changes in interest rates or macroeconomic conditions;

●	geopolitical events;

●	actual or perceived short selling activity or other trading dynamics;

●	reduced liquidity or limited public float; and

●	investor perceptions regarding our business, prospects, or financial condition.

If the Company’s MVLS were to fall below $5 million for 30 consecutive business days, Nasdaq would issue a staff delisting determination and immediately suspend trading of the Class A Ordinary Shares on Nasdaq. Any suspension or delisting of the Class A Ordinary Shares from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the value of the Class A Ordinary Shares.

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.

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We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition to the risks addressed above in “Elong’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, win primary agency sale bids, and further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of our directors, officers and key employees;

●	trends and competition in the advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

Cayman Islands

Appleby, our counsel as to Cayman law, has advised us that there is uncertainty as to whether the courts of Cayman would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without retrial on of the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

People’s Republic of China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders.

However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

We have agreed to bear all of the expenses incurred in connection with the registration of the securities. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the securities.

We expect that the Selling Shareholders will sell their Class A Ordinary Shares as described under “Plan of Distribution.” Upon any exercise of the Warrants for cash, the applicable Selling Shareholders would pay us the exercise price set forth in the applicable Warrant.

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DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC Subsidiary for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC Subsidiary to pay dividends to us. See “Risk Factors - Risks Related to Doing Business in China” in “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits and/or share premium, and provided always that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see “Item 10. Additional Information— 3.E. Taxation” in our 2025 Annual Report for information on the potential tax consequences of any cash dividends declared.

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SELLING SHAREHOLDERS

The Class A Ordinary Shares being offered by the Selling Shareholders are up to 2,583,496 Class A Ordinary Shares (the “Warrant Shares”) issuable upon the exercise of the Warrants. The Warrants were issued by us to the Selling Shareholders pursuant to certain securities purchase agreement dated May 15, 2026, July 10, 2026, and August 3, 2026. For additional information regarding the issuances of the Warrants and Warrant Shares, see “Prospectus Summary – Recent Developments – The 2026 Registered Offerings” above. We are registering the Warrants Shares in order to permit the Selling Shareholders to resell the Warrants Shares from time to time. Except for the ownership of the Warrants and Warrant Shares and/or the participation as investors in the transactions as described in “Prospectus Summary – Recent Developments – The 2026 Registered Offerings” and “Prospectus Summary – Recent Developments – 2026 Underwritten Offering” above, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by the Selling Shareholders. None of the Selling Shareholders own any Class B Ordinary Shares. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders, based on its ownership of Class A Ordinary Shares as of the date of this prospectus, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises. The third column lists the number of Class A Ordinary Shares currently held by each Selling Shareholder and the maximum number of Class A Ordinary Shares issuable upon exercise of the related warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all the Warrant Shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the warrants, a Selling Shareholder may not exercise the warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A Ordinary Shares following such exercise, excluding for purposes of such determination Class A Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholders	Number of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Offering
CVI Investments, Inc (1)	263,165	263,165	0
Hudson Bay Master Fund Ltd. (2)	618,429	511,022	107,407
L1 Capital Global Opportunities Master Fund (3)	539,482	461,706	77,776
Orca Capital AG (4)	683,166	530,204	152,962
SHN Financial Investments Ltd (5)	431,724	337,280	94,444
ALTA Partners, LLC (6)	289,474	228,363	61,111
Intracoastal Capital LLC (7)	368,422	251,756	116,666

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Notes:

(1)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. The business address of CVI is c/o Heights Capital Management, Inc. 101 California Street, Suite 3250, San Francsico, California 94111.
(2)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The business address of Hudson Bay is c/o Hudson Bay Capital Management LP 290 Harbor Dr., 3rd Floor, Stamford, Connecticut 06902.
(3)

The shares are directly held by L1 Capital Global Opportunities Master Fund (“L1”) and may be deemed to be indirectly beneficially owned by Mr. Mr. David Feldman and Mr. Joel Arber, the Directors of L1, who have shared voting and dispositive power over the common shares. Mr. David Feldman and Mr. Joel Arber disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address of L1 Capital Global Master Fund is 3rd Floor, Citrus Grove Building, 106 Goring Ave., George Town, Grand Cayman, KY1-1001.

(4)	The shares are directly held by Orca Capital AG and may be deemed to be indirectly beneficially owned by Mr. Roman Grodon, Mr. Thomas Koenig, and Ms. Beate Ruhle-Burkhardt, who have shared voting and dispositive power over the securities. Mr. Roman Grodon, Mr. Thomas Koenig, and Ms. Beate Ruhle-Burkhardt disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The principal address of Orca Capital AG is Sperlring 2, 85276 Hettenshausen, Germany.
(5)	The shares are directly held by S.H.N. Financial Investments Ltd., an Israeli corporation (“S.H.N.”), and may be deemed to be indirectly beneficially owned by Mr. Hadar Shamir and Mr. Nir Shamir who each own 50% of S.H.N. and have shared voting and dispositive power over the common shares. Mr. Hadar Shamir and Mr. Nir Shamir disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The principal address of S.H.N. Financial Investments Ltd. is Herzliya Hills, Arik Einstein 3, Israel, 4610301.
(6)	The shares are directly held by ALTA Partners LLC (“ALTA”), and may be deemed to be indirectly beneficially owned by Mr. Steven Cohen, the Managing Member of ALTA, who has the voting and dispositive power over the common shares. Mr. Steven Cohen disclaims beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address of ALTA is 1205 Franklin Ave Suite 320, Garden City, New York 11530.
(7)

The shares are directly held by Intracoastal Capital LLC (“Intracoastal”), and may be deemed to be indirectly beneficially owned by Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal, and have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The principal address of Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483.

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DESCRIPTION OF SHARE CAPITAL

Memorandum and articles of association

The following description of the material terms of the share capital of Elong includes a summary of specified provisions of the seventh amended and restated memorandum and articles of association of Elong (referred to as “Elong’s M&A”). In this section, the terms “Elong,” “we,” “our” or “us” refer to Elong Power Holding Limited, and all capitalized terms used in this section are as defined in Elong’s M&A, unless elsewhere defined herein.

Elong is a Cayman Islands exempted company and its affairs will be governed by the Elong’s M&A, the Companies Act (Revised) of the Cayman Islands (referred to as the “Cayman Companies Act”), and the common law of the Cayman Islands.

The authorized share capital of the Company is US$50,000 divided into 500,000,000,000 ordinary shares of a par value of US$0.0000001 each, comprising 400,000,000,000 class A ordinary shares of a par value of US$0.0000001 each (the “Class A Ordinary Shares”) and 100,000,000,000 class B ordinary shares of a par value of US$0.0000001 each (the “Class B Ordinary Shares”, together with the Class A Ordinary Shares, the “Ordinary Shares”).

As of the date of this prospectus, Elong has 929,541 Class A Ordinary Shares issued and outstanding and 2,548 Class B Ordinary Shares are issued and outstanding.

The following includes a summary of the material provisions of Elong’s M&A and of the Cayman Companies Act in so far as they relate to the material terms of the Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of Elong’s M&A, a copy of which is filed as an exhibit to this prospectus.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends

Subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of our funds lawfully available therefor. Subject to any rights and restrictions for the time being attached to any shares, we by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B Ordinary Share shall entitle the holder thereof to two hundred (200) votes on all matters subject to vote at our general meetings. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

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An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting of Elong, or be approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders; while a special resolution requires the affirmative vote of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting of Elong of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. A special resolution will be required for important matters such as a change of name or making amendments to the memorandum and articles of association of Elong.

Directors’ Power to Issue Shares

Subject to the Elong’s M&A and where applicable the rules of Nasdaq, all shares for the time being unissued shall be under the control of the directors who may, in their absolute discretion and without the approval of the shareholders, cause us to (1) issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; (2) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and (3) grant options with respect to shares and issue warrants or similar instruments with respect thereto.

Transfer of Shares

Subject to the restrictions contained in Elong’s M&A, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in writing in the usual or common form or any other form approved by our board of directors.

The Elong Board may decline to register any transfer of any shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer of any shares, they shall, within three calendar months after the date on which the instrument of transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any calendar year.

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Winding Up

If we shall be wound up the liquidator may, with the sanction of a special resolution of Elong and any other sanction required by the Cayman Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of Elong (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to below paragraph, determine how the division shall be carried out as between the shareholders or different classes of shareholders.

If we shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Elong for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the Cayman Companies Act and Elong’s M&A, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of shares shall be effected in such manner and upon such terms as may be determined, before the issue of such shares, by either our board of directors or by the shareholders by ordinary resolution. We may also make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

In addition, without (A) the consent in writing of the holders of more than one-half of the issued Class A Ordinary Shares and the holders of more than one-half of the issued Class B Ordinary Shares, or (B) the sanction of an ordinary resolution passed at a separate meeting of the holders of the Class A Ordinary Shares and of an ordinary resolution passed at a separate meeting of the holders of the Class B Ordinary Shares, each voting separately, no dividend or other distribution payable in Elong shares or rights to acquire Elong shares, and no division or combination of Elong shares, shall be effected that changes the relative voting power of the holders of the Class A Ordinary Shares, as a whole, compared to the holders of the Class B Ordinary Shares, as a whole.

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	subdivide our shares, or any of them, into shares of an amount smaller than that fixed by the memorandum of association of Elong, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner authorized by the Cayman Companies Act.

Anti-Takeover Provisions

Some provisions of Elong’s M&A may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that:

●	establish a dual class structure comprised of Class A Ordinary Shares and Class B Ordinary Shares and entitle the holder of each Class B Ordinary Share to two hundred (200) votes on all matters subject to vote at our general meetings;

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without the approval of our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under Elong’s M&A for a proper purpose and for what they believe in good faith to be in the best interests of us.

Shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called extraordinary general meetings.

We may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. At these meetings the report of the directors (if any) shall be presented.

At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by us, provided that our general meeting shall, whether or not the notice specified in our M&A has been given and whether or not the provisions of our M&A regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

●	in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and

●	in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting, present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present at the meeting, shall be a quorum for all purposes.

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Shareholder Written Resolutions Without Meeting

A resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Appointment of Directors

We may by ordinary resolution appoint any person to be a director. Our board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on our board of directors.

Removal of Directors

A director may be removed from office by ordinary resolution (except (A) when Ms. Xiaodan Liu beneficially owns less than one-half of our total voting rights, a director may only be removed from office by special resolution and (B) with regard to the removal of a director who is the chairman, who may be removed from office by special resolution), notwithstanding anything in our M&A or in any agreement between us and such director (but without prejudice to any claim for damages under such agreement).

Borrowing Powers of Directors

The directors may from time to time at their discretion exercise all the powers of our company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Remuneration of Directors

The remuneration of the directors may be determined by the directors and may not be determined by the shareholders.

Interested Transactions

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with us shall declare the nature of his interest at a meeting of the directors. Subject to the Nasdaq rules and disqualification by the chairman of the relevant Board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that the director may be interested therein and if the director does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Classified or Staggered Boards

Our M&A does not provide for a classified board of directors.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

The directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of ours except as conferred by law or authorized by the directors or by ordinary resolution.

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Exclusive Forum

Elong’s M&A provides that, unless Elong consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than Elong.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which Elong’s shareholders may bring claims arising under the Securities Act and the Exchange Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with under the federal securities laws, which may discourage lawsuits with respect to such claims. By requiring a shareholder to bring such a claim in the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York), the exclusive forum provision also may increase the costs to a shareholder of bringing such a claim.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90.0%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Special Considerations for Exempted Companies

Elong is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by Elong’s M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in Elong’s M&A governing the ownership threshold above which shareholder ownership must be disclosed.

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by Appleby that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us or our directors or officers judgments of courts of the United States that are predicated upon certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without retrial on of the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Listing

We have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “ELPW”.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation at 17755 US Highway 19 N, Suite #140, Clearwater, Florida 33764.

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DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the May 2026 Common Warrants, the July 2026 Common Warrants, and the August 2026 Common Warrants (together, the “Warrants”) that were issued in the offerings completed in The 2026 Registered Offerings.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as described below). One Warrant is to purchase one Class A Ordinary Share. A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the2026 Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Warrant.

Duration. The Warrants are immediately exercisable and may be exercised for a period of 3 years after issuance. The May 2026 Common Warrant, July 2026 Common Warrant, and August 2026 Common Warrant is set to expire on May 18, 2029, July 13, 2029, and August 4, 2029, respectively.

Exercise Price and Adjustment. The initial exercise price of the May 2026 Common Warrants, the July 2026 Common Warrants, and the August 2026 Common Warrants were $1.30, $0.40, and $0.12 per Class A Ordinary Share, respectively. The exercise price and the number of shares issuable under the Warrants will be proportionately adjusted in the event of certain transactions involving our Class A Ordinary Shares, including stock dividends or share splits, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Class A Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Warrants are outstanding, the Company sells, enters into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Class A Ordinary Shares or securities convertible or exercisable into Class A Ordinary Shares, excerpt for certain exempt issuance (each a “Subsequent Equity Sale”) for a per share price less than the then effective exercise price of the Warrant in effect immediately prior to such Subsequent Equity Sale (such lower price, the “Base Share Price”), the exercise price of the Warrant shall be reduced to the lower of (1) the Base Share Price and (2) the lowest VWAP during the period commencing five consecutive trading days immediately preceding and ending on the fifth trading day immediately following the consummation of such Dilutive Issuance (as applicable, the “New Issuance Price” and such period, the “New Issuance Adjustment Period”), effective as of the close of trading on the last trading day of the New Issuance Adjustment Period. For the avoidance of doubt, if any Warrants are exercised, on any given exercise date during any such New Issuance Adjustment Period, solely with respect to such portion of such warrant converted on such applicable exercise date, such applicable New Issuance Adjustment Period shall be deemed to have ended on, and included, the trading day immediately prior to such exercise date. Notwithstanding the foregoing, if the Company enters into a variable rate transaction, the exercise price of the Warrant shall be reduced to the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

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As a result of the August 2026 Share Consolidation and as of the close of trading on August 13, 2026, the exercise price of the Warrants was adjusted to $4.34 per share and the number of Warrant Shares was adjusted to approximately 2,943,817.

Cashless Exercise. If, at any time after the holder’s purchase of Warrants, such holder exercises its Warrants and a registration statement registering the issuance of the Class A Ordinary Shares underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of Class A Ordinary Shares underlying the Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of Class A Ordinary Shares determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our Class A Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of Class A Ordinary Shares, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of 2026 Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Warrants.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Warrants.

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PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	1,356
Accounting fees and expenses	US$	3,000
Legal fees and expenses	US$	1,500
Miscellaneous expenses	US$	200
Total	US$	6,056

LEGAL MATTERS

The validity of the Class A Ordinary Shares registered hereunder and certain other legal matters as to Cayman Islands law will be passed upon for us by Appleby, our counsel as to Cayman Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Legal matters as to PRC law will be passed upon for us by Beijing New Bridge Law Firm. Ortoli Rosenstadt LLP may rely upon Beijing New Bridge Law Firm with respect to matters governed by PRC law and Appleby with respect to matters as to Cayman Islands law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2025, 2024, and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Enrome LLP, the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.

We incorporate by reference in this prospectus the documents listed below:

●	Form 6-Ks filed with the SEC on January 12, 2026, January 13, 2026, February 4, 2026, March 2, 2026, March 9, 2026, March 10, 2026, March 20, 2026, March 27, 2026, April 2, 2026, April 15, 2026, May 19, 2026, June 11, 2026, June 25, 2026, July 13, 2026, July 21, 2026, August 4, 2026, August 11, 2026, August 27, 2026,

●	Form 6-K/A filed with the SEC on July 21, 2026 and September 2, 2026,

●	Form 20-F filed with the SEC on April 20, 2026, and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed on November 20, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website https://www.elongpower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Upon written or oral request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

ELONG POWER HOLDING LIMITED

3 Yan Jing Li Zhong Jie

Block B, Room 2110, Beijing

People’s Republic of China, 341000

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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Up to 2,583,496 Class A Ordinary Shares Issuable Upon Exercise of the Warrants

ELONG POWER HOLDING LIMITED

PROSPECTUS

September 10, 2026